Exhibit 4.3

SUPPLEMENTAL INDENTURE ESTABLISHING A SERIES OF

DOLLAR-DENOMINATED NOTES

WMG ACQUISITION CORP.

as Issuer

and

the Subsidiary Guarantors from time to time party to the Indenture

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

SECOND SUPPLEMENTAL INDENTURE

DATED AS OF November 1, 2012

to the

INDENTURE

DATED AS OF NOVEMBER 1, 2012

Providing for the Issuance of

6.000% Senior Secured Notes Due 2021

1

SECOND SUPPLEMENTAL INDENTURE, dated as of November 1, 2012 (this “Supplemental Indenture”), among WMG Acquisition Corp. (together with its successors and assigns, the “Company”), as issuer, the Subsidiary Guarantors under the Indenture referred to below (the “Subsidiary Guarantors”), and Wells Fargo Bank, National Association, as Trustee.

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors, the Trustee, the Notes Authorized Representative and the Collateral Agent are party to the Indenture, dated as of November 1, 2012 (as amended, supplemented, waived or otherwise modified from time to time, the “Indenture”), which provides for the issuance from time to time of Notes by the Company;

WHEREAS, Section 9.01(8) of the Indenture provides that the Company may provide for the issuance of Initial Notes in accordance with the limitations set forth in this Indenture as of the Issue Date;

WHEREAS, in connection with the issuance of the 2021 Dollar Notes (as defined herein), the Company has duly authorized the execution and delivery of this Supplemental Indenture to establish the forms and terms of the 2021 Dollar Notes as hereinafter described; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Title of Notes. There shall be a series of Notes of the Company designated the “6.000% Senior Secured Notes due 2021” (the “2021 Dollar Notes”), which Notes shall be Dollar-denominated.

3. Maturity Date. The Maturity Date of the 2021 Dollar Notes shall be January 15, 2021.

4. Interest and Interest Rates. Interest on the outstanding principal amount of 2021 Dollar Notes will accrue at the rate of 6.000% per annum and will be payable semi-annually in arrears on January 15 and July 15 in each year, commencing on July 15, 2013, to holders of record on the immediately preceding January 1 and July 1, respectively (each such January 1 and July 1, a “Record Date”). Interest on the 2021 Dollar Notes will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from November 1, 2012, except that interest on any Additional 2021 Dollar Notes (as defined below) issued on or after the first Interest Payment Date (and Exchange Notes issued in exchange therefor) will accrue (or will be deemed to have accrued) from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid on such Additional 2021 Dollar Notes, from the Interest Payment Date immediately preceding the date of issuance of such Additional 2021 Dollar Notes (or if the date of issuance of such Additional 2021 Dollar Notes is an Interest Payment Date, from such date of issuance); provided that if any 2021 Dollar Note and any Exchange Notes issued in exchange therefor are surrendered for exchange on or after a record date for an Interest Payment Date that will occur on or after the date of such exchange, interest on such Note received in exchange thereof will accrue from such Interest Payment Date.

5. No Limitation on Aggregate Principal Amount. The aggregate principal amount of 2021 Dollar Notes that may be authenticated and delivered and outstanding under the Indenture is not limited. The aggregate principal amount of the 2021 Dollar Notes shall initially be $500.0 million. The Company may from time to time, without the consent of the Holders, create and issue Additional Notes having the same terms and conditions as the 2021 Dollar Notes in all respects or in all respects except for issue date, issue price and, if applicable, the first date on which interest accrues and the first payment of interest thereon. Additional Notes issued in this manner will be consolidated with, and will form a single series with, the 2021 Dollar Notes (any such Additional Notes, “Additional 2021 Dollar Notes”), unless otherwise specified for Additional Notes in an applicable Notes Supplemental Indenture, or otherwise designated by the Company, as contemplated by Section 2.01 of the Indenture.

6. Redemption. (a) The 2021 Dollar Notes may be redeemed, in whole or in part, at any time prior to January 15, 2016, at the option of the Company, at a redemption price equal to 100% of the principal amount of the 2021 Dollar Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable Redemption Date (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to any 2021 Dollar Note on any applicable Redemption Date, the greater of:

(1)	1.0% of the then outstanding principal amount of such 2021 Dollar Note; and

(2)	the excess, if any, of:

(a) the present value at such redemption date of (i) the redemption price of the 2021 Dollar Note at January 15, 2016 (such redemption price being set forth in the table appearing in Section 6(b)) plus (ii) all required remaining scheduled interest payments due on the 2021 Dollar Note through January 15, 2016 (excluding accrued but unpaid interest to such redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 75.0 basis points; over

(b) the then outstanding principal amount of the 2021 Dollar Note.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to January 15, 2016; provided, however, that if the period from such redemption date to January 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

(b) On or after January 15, 2016, the Company may redeem all or a part of the 2021 Dollar Notes, at its option, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the 2021 Dollar Notes to be redeemed to the applicable Redemption Date, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Percentage
2016	104.500%
2017	103.000%
2018	101.500%
2019 and thereafter	100.000%

(c) At any time prior to January 15, 2016, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of 2021 Dollar Notes (including the aggregate principal amount of any Additional 2021 Dollar Notes) issued under the Indenture, at its option, at a redemption price equal to 106.000% of the principal amount of the 2021 Dollar Notes redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the rights of Holders on the relevant Record Date to receive interest on the relevant interest payment date), with funds in an aggregate amount not exceeding the net cash proceeds of one or more Equity Offerings by the Company or any contribution to the Company’s common equity capital made with the net cash proceeds of one or more Equity Offerings by the Company’s direct or indirect parent; provided that:

(i) at least 50% of the aggregate principal amount of 2021 Dollar Notes originally issued under this Indenture (including the aggregate principal amount of any Additional 2021 Dollar Notes) remains outstanding immediately after the occurrence of such redemption; and

(ii) the redemption occurs within 90 days of the date of, and may be conditioned upon, the closing of such Equity Offering.

(d) In addition, during any twelve-month period prior to January 15, 2016, the Company may redeem up to 10% of the original aggregate principal amount of the 2021 Dollar Notes (including the principal amount of any Additional 2021 Dollar Notes at a redemption price equal to 103.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(e) The Company may acquire 2021 Dollar Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

(f) Any redemption or notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering, other offering or other corporate transactions or events. Notice of any redemption in respect of an Equity Offering may be given prior to the completion thereof.

7. Reserved.

8. Form. The 2021 Dollar Notes shall be issued substantially in the form set forth, or referenced, in Article Two of the Indenture, and Exhibit A-1 or Exhibit C-1 attached to the Indenture, in each case as provided for in Section 2.02 of the Indenture (as such form may be modified in accordance with Section 2.01 of the Indenture).

9. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

10. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

11. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

12. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

WMG ACQUISITION CORP.

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel and Secretary

[SIGNATURE PAGE TO DOLLAR NOTES SUPPLEMENTAL INDENTURE]

Guarantors:

ROADRUNNER RECORDS INC.
T.Y.S., INC.
THE ALL BLACKS U.S.A., INC.
A. P. SCHMIDT CO.
ATLANTIC RECORDING CORPORATION
ATLANTIC/MR VENTURES INC.
ARMS UP INC.
BERNA MUSIC, INC.
BIG BEAT RECORDS INC.
CAFE AMERICANA INC.
CHAPPELL MUSIC COMPANY, INC.
COTA MUSIC, INC.
COTILLION MUSIC, INC.
CRK MUSIC INC.
E/A MUSIC, INC.
ELEKSYLUM MUSIC, INC.
ELEKTRA/CHAMELEON VENTURES INC.
ELEKTRA ENTERTAINMENT GROUP INC.
ELEKTRA GROUP VENTURES INC.
EN ACQUISITION CORP.
FHK, INC.
FIDDLEBACK MUSIC PUBLISHING COMPANY, INC.
FOSTER FREES MUSIC, INC.
INSIDE JOB, INC.
INSOUND ACQUISITION INC.
INTERSONG U.S.A., INC.
JADAR MUSIC CORP.
LEM AMERICA, INC.
LONDON-SIRE RECORDS INC.
MAVERICK PARTNER INC.
MCGUFFIN MUSIC INC.
MIXED BAG MUSIC, INC.
MM INVESTMENT INC.
NONESUCH RECORDS INC.
NON-STOP MUSIC HOLDINGS, INC.
NVC INTERNATIONAL INC.
OCTA MUSIC, INC.
PEPAMAR MUSIC CORP.
REP SALES, INC.
RESTLESS ACQUISITION CORP.
REVELATION MUSIC PUBLISHING CORPORATION
RHINO ENTERTAINMENT COMPANY
RICK’S MUSIC INC.
RIGHTSONG MUSIC INC.
RODRA MUSIC, INC.
RYKO CORPORATION
RYKODISC, INC.
RYKOMUSIC, INC.
SEA CHIME MUSIC, INC.

SR/MDM VENTURE INC.
SUPER HYPE PUBLISHING, INC.
THE RHYTHM METHOD INC.
TOMMY BOY MUSIC, INC.
TOMMY VALANDO PUBLISHING GROUP, INC.
UNICHAPPELL MUSIC INC.
W.B.M. MUSIC CORP.
WALDEN MUSIC INC.
WARNER ALLIANCE MUSIC INC.
WARNER BRETHREN INC.
WARNER BROS. MUSIC INTERNATIONAL INC.
WARNER BROS. RECORDS INC.
WARNER CUSTOM MUSIC CORP.
WARNER DOMAIN MUSIC INC.
WARNER MUSIC DISCOVERY INC.
WARNER MUSIC LATINA INC.
WARNER MUSIC SP INC.
WARNER SOJOURNER MUSIC INC.
WARNER SPECIAL PRODUCTS INC.
WARNER STRATEGIC MARKETING INC.
WARNER/CHAPPELL MUSIC (SERVICES), INC.
WARNER/CHAPPELL MUSIC, INC.
WARNER/CHAPPELL PRODUCTION MUSIC, INC.
WARNER-ELEKTRA-ATLANTIC CORPORATION
WARNERSONGS, INC.
WARNER-TAMERLANE PUBLISHING CORP.
WARPRISE MUSIC INC.
J. RUBY PRODUCTIONS, INC.
SIX-FIFTEEN MUSIC PRODUCTIONS, INC.
SUMMY-BIRCHARD, INC.
WB GOLD MUSIC CORP.
WB MUSIC CORP.
WBM/HOUSE OF GOLD MUSIC, INC.
WBR MANAGEMENT SERVICES INC.
WBR/QRI VENTURE, INC.
WBR/RUFFNATION VENTURES, INC.
WBR/SIRE VENTURES INC.
WEA EUROPE INC.
WEA INC.
WEA INTERNATIONAL INC.
WEA MANAGEMENT SERVICES INC.
WIDE MUSIC, INC.
WMG MANAGEMENT SERVICES INC.

ASYLUM RECORDS LLC
ATLANTIC MOBILE LLC
ATLANTIC PRODUCTIONS LLC
ATLANTIC SCREAM LLC
ATLANTIC/143 L.L.C.
BB INVESTMENTS LLC
BULLDOG ENTERTAINMENT GROUP LLC
BULLDOG ISLAND EVENTS LLC
BUTE SOUND LLC
CHORUSS LLC
CORDLESS RECORDINGS LLC
EAST WEST RECORDS LLC
FBR INVESTMENTS LLC
FOZ MAN MUSIC LLC
FUELED BY RAMEN LLC
LAVA RECORDS LLC
LAVA TRADEMARK HOLDING COMPANY LLC
MADE OF STONE LLC
PENALTY RECORDS, L.L.C.
PERFECT GAME RECORDING COMPANY LLC
RHINO NAME & LIKENESS HOLDINGS, LLC
RHINO/FSE HOLDINGS, LLC
T-BOY MUSIC, L.L.C.
T-GIRL MUSIC, L.L.C.
THE BIZ LLC
UPPED.COM LLC
WARNER MUSIC DISTRIBUTION LLC
WMG TRADEMARK HOLDING COMPANY LLC
ARTIST ARENA LLC
FERRET MUSIC HOLDINGS LLC
FERRET MUSIC LLC
FERRET MUSIC MANAGEMENT LLC
FERRET MUSIC TOURING LLC
P & C PUBLISHING LLC
WARNER MUSIC NASHVILLE LLC
ATLANTIC PIX LLC

By: /s/ Paul M. Robinson
Name: Paul M. Robinson
Title: Vice President & Secretary of each of the above named entities listed under the heading Guarantors and signing this agreement in such capacity on behalf of each such entity

[SIGNATURE PAGE TO DOLLAR NOTES SUPPLEMENTAL INDENTURE]

Guarantors (cont-d):

WARNER MUSIC INC.

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel & Secretary

615 MUSIC LIBRARY, LLC

By: Six-Fifteen Music Productions, Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

ARTIST ARENA INTERNATIONAL, LLC

By: Artist Arena LLC, its Member By: Warner Music Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

ALTERNATIVE DISTRIBUTION ALLIANCE

By: Warner Music Distribution LLC, its Managing Partner

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

MAVERICK RECORDING COMPANY

By: SR/MDM Venture Inc., its Managing Partner

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

[SIGNATURE PAGE TO DOLLAR NOTES SUPPLEMENTAL INDENTURE]

Guarantors (cont-d):

NON-STOP CATACLYSMIC MUSIC, LLC NON-STOP INTERNATIONAL PUBLISHING, LLC NON-STOP OUTRAGEOUS PUBLISHING, LLC

By: Non-Stop Music Publishing, LLC, their Sole Member By: Non-Stop Music Holdings, Inc., its Manager

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

NON-STOP MUSIC LIBRARY, L.C. NON-STOP MUSIC PUBLISHING, LLC NON-STOP PRODUCTIONS, LLC

By: Non-Stop Music Holdings, Inc., their Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

WMG ARTIST BRAND LLC

By: Warner Music Inc., its Managing Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel & Secretary

[SIGNATURE PAGE TO DOLLAR NOTES SUPPLEMENTAL INDENTURE]

WELLS FARGO BANK, NATIONAL ASSOCATION, as Trustee

By:	/s/ Raymond Delli Colli
Name:	Raymond Delli Colli
Title:	Authorized Signatory

[SIGNATURE PAGE TO DOLLAR NOTES SUPPLEMENTAL INDENTURE]